Exhibit 5.2

Baker & McKenzie Amsterdam N.V.
Attorneys at law, Tax advisors
and Civil-law notaries

P.O. Box 2720
1000 CS Amsterdam
The Netherlands

Tel: +31 20 551 7555
www.bakermckenzie.nl

Asia Pacific

Bangkok

Beijing

Hanoi

Ho Chi Minh City

Hong Kong

Jakarta

Kuala Lumpur

Manila

Melbourne

Shanghai

Singapore

Sydney

Taipei

Tokyo

Europe & Middle East

Abu Dhabi

Almaty

Amsterdam

Antwerp

Bahrain

Baku

Barcelona

Berlin

Brussels

Budapest

Cairo

Doha

Dusseldorf

Frankfurt/ Main

Geneva

Istanbul

Kyiv

London

Luxembourg

Madrid

Milan

Munich

Paris

Prague

Riyadh

Rome

Stockholm

Vienna

Warsaw

Zurich

North & South America

Bogota

Brasilia*

Buenos Aires

Caracas

Chicago

Dallas

Guadalajara

Houston

Juarez

Mexico City

Miami

Monterrey

New York

Palo Alto

Porto Alegre*

Rio de Janeiro*

San Diego

San Francisco

Santiago

Sao Paulo*

Tijuana

Toronto

Valencia

Washington, DC

*Associated Firm

GXO Logistics Capital B.V.
Achtseweg Noord 27
5651 GG, Eindhoven
The Netherlands

(the “Addressee”)

13 November 2025

Re: GXO Logistics Capital B.V.

Dear Addressee,

I.	Introduction

We are acting as special Dutch legal counsel (advocaten) to GXO Logistics Capital B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands, having its corporate seat (statutaire zetel) in Eindhoven, The Netherlands, its registered office at Achtseweg Noord 27, 5651 GG, Eindhoven, The Netherlands, and registered with the trade register of the Chamber of Commerce (“Chamber of Commerce”, Kamer van Koophandel) under number 98594087 (“GXO Capital”) in connection with its filing of Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, dated 13 November 2025 (the “Registration Statement”) filed under the Securities Act of 1933, as amended from time to time (the “Securities Act”) by GXO Capital and GXO Logistics, Inc. (“GXO” and together with GXO Capital, the “Registrants”) on 13 November 2025. The Registration Statement relates to, among other things, the issuance and sale from time to time, pursuant to Rule 415 under the Securities Act, of an unspecified amount of debt securities (the “Debt Securities”) by the Registrants and guarantees of the Debt Securities by GXO (the “Guarantees” and, together with the Debt Securities, the “Securities”).

II.	Role

Our role in respect of the Documents (as defined below) has been limited to the issuing of this opinion letter. We have not been involved in drafting or negotiating any documents or agreements cross-referred to in any of the Documents, save for the drafting of the Board Resolutions, the General Meeting Resolutions and the Deed of Incorporation (all as defined below). Accordingly, we assume no responsibility for the adequacy of any of the other Documents.

Baker & McKenzie Amsterdam N.V. has its registered office in Amsterdam, The Netherlands, and is registered with the Trade Register under number 34208804.

Baker & McKenzie Amsterdam N.V. is a member of Baker & McKenzie International, a Swiss Verein.

III.	Documents

For the purposes of this opinion letter, we have examined, and relied solely upon, originals or electronic copies of the documents as listed below, but not any documents or agreements cross-referred to in any such document:

a)	a scanned copy, received by email, of the Registration Statement;

b)	a scanned copy, received by email, of the executed written resolutions of the board of managing directors (bestuur) of GXO Capital (the “Board”), dated 11 November 2025, inter alia, authorising the Registration Statement and the publication of the Registration Statement (“Board Resolutions”);

c)	a scanned copy, received by email, of the executed written resolutions of the general meeting (algemene vergadering) of GXO Capital, dated 11 November 2025, inter alia, approving the Board Resolutions and authorising the Registration Statement and the publication of the Registration Statement (“General Meeting Resolutions”);

d)	a certified online excerpt (uittreksel), dated 13 November 2025, from the trade register of the Chamber of Commerce regarding the registration of GXO Capital with the Chamber of Commerce under number 98594087 (“GXO Capital Excerpt”); and

e)	a scanned copy of the deed of incorporation (akte van oprichting) of GXO Capital, dated 15 October 2025, which, according to GXO Capital Excerpt, are the articles of association of GXO Capital, which are in force on the date hereof and which have remained unaltered since that date (“Deed of Incorporation”).

The documents under a) through e) are hereinafter collectively referred to as “Documents”. The documents under b) and c) are hereinafter collectively referred to as “Resolutions”.

Words importing the plural include the singular and vice versa.

Where reference is made to the laws of The Netherlands or to The Netherlands in a geographical sense, reference is made to the laws as in effect in the part of the Kingdom of The Netherlands (Koninkrijk der Nederlanden) that is located in Europe (Europese deel van Nederland) and to the geographical part of the Kingdom of The Netherlands that is located in Europe.

Except as stated herein, we have not examined any documents entered into by or affecting GXO Capital or any corporate records of GXO Capital and have not made any other enquiries concerning GXO Capital.

IV.	Assumptions

In examining and describing the Documents and in giving the opinions expressed in this opinion letter, we have, to the extent necessary to form the opinions expressed in this opinion letter, with your permission, assumed the following:

genuineness and authenticity

(i)	the genuineness of all signatures (including electronic signatures) on all Documents of the individual purported to have placed that signature;

(ii)	the authenticity and completeness of all documents submitted to us as originals and the conformity to originals of all conformed, copied, faxed or specimen documents and that all documents examined by us as draft or execution copy conform to the final and executed documents;

(iii)	that (i) the documents specified in the Resolutions are congruent with and accurately specify the Documents and (ii) the relevant Securities will be accurately specified in any written resolutions of the Board that will be executed by it in connection with the authorisation, execution and delivery of these Securities;

(iv)	the accuracy and completeness as on the date hereof of the Documents and all the matters stated, certified or evidenced thereby and that the Resolutions have on the date of this opinion letter not been amended, superseded, repealed, rescinded or annulled;

due existence, corporate and regulatory authority

(v)	nothing in this opinion letter is affected by the provisions of the laws of any jurisdiction other than The Netherlands;

(vi)	no works council (ondernemingsraad), nor central, group or European works council has been established, has been requested to be established, must mandatorily be established or is in the process of being established with respect to GXO Capital nor does any works council, central works council or European works council which has been established within the group of GXO Capital have any jurisdiction over GXO Capital;

(vii)	(1) GXO Capital has not passed a resolution to voluntarily dissolve (ontbinden), merge (fuseren), de-merge (splitsen) or convert (omzetten) GXO Capital, (2) no petition has been presented nor an order made by a court for the bankruptcy (faillissement) or moratorium of payment (surseance van betaling) of GXO Capital and that GXO Capital has not been made subject to comparable insolvency proceedings in other jurisdictions, (3) no receiver, trustee, administrator (bewindvoerder) or similar officer has been appointed in respect of GXO Capital or its assets, (4) GXO Capital has not been subjected to measures on the basis of the Financial Institutions (Special Measures) Act (Wet bijzondere maatregelen financiële ondernemingen) and (5) no decision has been taken to dissolve (ontbinden) GXO Capital by (a) the Chamber of Commerce under article 2:19a of the Dutch Civil Code (Burgerlijk Wetboek, “DCC”) or (b) the competent court (rechtbank) under article 2:21 of the DCC.

These assumptions are supported by (i) certifications and confirmation to that effect in the Board Resolutions, (ii) confirmations obtained as of the date hereof from (a) the online central insolvency register (Centraal Insolventie Register) and (b) the EU Insolvency Register (EU Insolventieregister), and (iii) the confirmation obtained today from the Chamber of Commerce, that GXO Capital has not been declared bankrupt or dissolved nor a moratorium of payments has been granted, that no administrator (bewindvoerder) has been appointed and that the Chamber of Commerce does not intend to dissolve GXO Capital;

(viii)	none of the managing directors of GXO Capital is nor will be subject to a civil law director disqualification (civielrechtelijk bestuursverbod) or suspension to act as a director (schorsing) imposed by a competent court pursuant to articles 106a through 106e of the Dutch Bankruptcy Act (Faillissementswet) or rule or regulation of similar application, nor have been or will be denied by a regulator the authority to fulfil positions at regulated entities or other enterprises pursuant to article 1:87 of the Financial Supervision Act (Wet op het financieel toezicht);

(ix)	none of the managing directors of GXO Capital has nor will have a conflict of interest (either direct or indirect) which would preclude any of the managing directors of GXO Capital from participating in the deliberations and the decision-making process concerned in accordance with article 2:239(6) of the DCC;

(x)	that neither a board regulation (bestuursreglement) nor an assignment of duties (taakverdeling) of the Board have been adopted containing provisions that would preclude the Board from validly adopting the written resolutions contained in (a) the Resolutions or (b) any written resolutions of the Board that will be executed by the Board in connection with the authorisation, execution and delivery of any Securities;

(xi)	GXO Capital has its “centre of main interests” (as that term is used in article 3(1) of the Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast) (“EU Insolvency Regulation”)) in The Netherlands and GXO Capital does not have an “establishment” (as defined in article 2(10) of the EU Insolvency Regulation) in an EU Member State (other than The Netherlands); and

corporate interest

(xii)	the issuance and the delivery of the Securities and the performance of the transactions contemplated thereby will be in the best corporate interest of the GXO Capital and are not prejudicial to its present and future creditors.

We have not investigated or verified and we do not express an opinion on the accuracy of the facts, representations and warranties as to facts set out in the Documents, and in any other document on which we have relied in giving this opinion letter and for the purpose of this opinion letter, we have assumed that such facts are correct.

We do not express an opinion on matters of fact, matters of law of any jurisdiction other than The Netherlands, nor on tax, anti-trust law, insider dealing, data protection, unfair trade practices, market abuse laws, sanctions or international law, including, without limitation, the laws of the European Union, including Directive 2015/2366/EU of the European Parliament and of the Council of 25 November 2015 on payment services in the internal market, except to the extent the laws of the European Union (other than anti-trust and tax law) have direct force and effect in The Netherlands. No opinion is given on commercial, accounting or non-legal matters or on the ability of the parties to meet their financial or other obligations under the Documents.

V.	Opinion

Based on and subject to the foregoing (including the assumptions made above) and subject to any matters, documents or events not disclosed to us by the parties concerned and having regard to such legal considerations as we deem relevant and subject to the qualifications listed below, we are of the opinion that:

Corporate Status

1.	GXO Capital is duly incorporated and validly existing under the laws of The Netherlands as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) and has the corporate power to issue the Debt Securities.

Corporate Action

2.	When all necessary actions have been taken by the Board to authorise the form, terms, execution and delivery by GXO Capital of the relevant Debt Securities, these Debt Securities will be duly authorised by all requisite corporate action required by GXO Capital’s articles of association and by Dutch corporate law.

VI.	Qualifications

The opinions expressed in this opinion letter are subject to and limited by the following qualifications:

general principles of Dutch law

(i)	The opinions expressed in this opinion letter are subject to and limited by the provisions of any applicable bankruptcy, insolvency, reorganisation or moratorium laws and other laws of general application relating to or affecting generally the enforcement of creditors’ rights and remedies (including the doctrine of creditors’ prejudice (Actio Pauliana) within the meaning of article 3:45 of the DCC and/or article 42 et. sec. of the Dutch Bankruptcy Act), sanctions and measures pursuant to applicable export control regulations, United Nations, European Community or Netherlands sanctions, implemented, effective or sanctioned in inter alia, The Netherlands Sanction Act 1977 (Sanctiewet 1977), the Economic Offences Act (Wet Economische Delicten), the Environmental Management Act (Wet Milieubeheer), the Financial Transactions Emergency Act (Noodwet financieel verkeer), the Council Regulation (EC) No 2271/96 of 22 November 1996 on protecting against the effects of the extra-territorial application of legislation adopted by a third country (Anti-Boycott Regulation), the Act on Special Measures for Financial Enterprises (Interventiewet).

representation

(ii)	Article 2:7 of the DCC entitles companies to invoke the nullity of a legal act (ultra vires) if such legal act (rechtshandeling) cannot serve to realise the objects (doel) of such company and the other parties thereto knew, or should have known without an investigation of their own (wist of zonder eigen onderzoek moest weten), that such objects have been exceeded for which determination not only description of the objects clause is decisive, but all relevant circumstances have to be taken into account such as whether the interests of the company were served by the transaction. The nullity can only be invoked by the company itself (or the trustee (curator) in bankruptcy) and not by the other parties involved, if the aforementioned requirements are met. Most authoritative legal writers agree that acts of a company which are (a) within the objects clause as contained in the articles of association of the company and (b) in the actual interest of the company in the sense that such acts are conducive to the realisation of the objects of the company as laid down in its articles of association, do not exceed the objects of the company and therefore are not subject to nullification pursuant to article 2:7 of the DCC, which view is supported by the Dutch Supreme Court.

In practice, the concept of ultra vires has rarely been applied in court decisions in The Netherlands. Only under exceptional circumstances have transactions been considered to be ultra vires and consequently have been annulled. Nullification of a transaction can result in (internal) liability of the managing directors toward the legal entity.

miscellaneous provisions

(iii)	The term “valid” means that the obligations to which this term relates are of a type which under the laws of The Netherlands are generally recognised or are generally enforceable: specific performance, however, may not always be granted by the courts of The Netherlands.

(iv)	The concept of “delivery” of a document is not known or required under the laws of The Netherlands to render a document valid, binding and enforceable.

VII.	Confidentiality and Reliance

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the U.S. securities laws.

In issuing this opinion letter we do not assume any obligation to notify or to inform you of any developments subsequent to its date that might render its contents untrue or inaccurate in whole or in part at such time.

This opinion letter:

(a)	expresses and describes Dutch legal concepts in English and not in their original Dutch terms. These concepts may not be identical to the concepts described by the English translations; consequently this opinion letter is issued and may only be relied upon on the express condition that any issues of interpretation or liability issues arising under this opinion letter will be governed by the laws of The Netherlands and be brought before a court of The Netherlands;

(b)	speaks as of the date stated above;

(c)	is addressed to you and is solely for your benefit; and

(d)	is strictly limited to the matters set forth herein and no opinion may be inferred or implied beyond that expressly stated herein.

We consent to the inclusion of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933 or the rules and regulations of the SEC thereunder. In giving this consent, we do not imply that we are experts under the U.S. Securities Act of 1933, as amended or the rules and registrations of the SEC issued thereunder with respect to any part of the Registration Statement, including this opinion letter.

The opinions expressed in this opinion letter are limited in all respects to and are to be construed and interpreted in accordance with the laws of The Netherlands in force on the date of this opinion letter and as they are presently interpreted under published authoritative case law as at present in effect.

This opinion letter is given on behalf of Baker & McKenzie Amsterdam N.V. and not by or on behalf of Baker & McKenzie International (a Swiss Verein) or any other member thereof. In this opinion letter the expressions “we”, “us”, “our” and similar expressions should be construed accordingly.

Yours sincerely,

/s/ Baker & McKenzie Amsterdam N.V.